Exhibit 99.1

ProBility Media Corp bolsters its Enterprise Platform by Partnering with Bizfluence Inc, an alternative social media platform for Professionals

COCONUT CREEK, Fla., Aug. 18, 2021 /PRNewswire/ - Upstryve Inc. and ProBility Media Corp (OTCPK: PBYA), an education company building the first online and hands on full-service training and career advancement brand for the skilled trades, announced a joint partnership and collaboration with Bizfluence, Inc., a robust networking platform for small and medium businesses, quickly becoming an alternative to LinkedIn.

Following the acquisition of Upstryve on August 10, 2021, Probility now has the capability of offering a full e-learning and training platform for corporations with large employee bases. Bizfluence’s platform includes direct messaging and community groups which adds a significant feature to the Upstryve platform and an advantage over other competitors. Corporations will be able to utilize Upstryve’s learning and coaching platform and connect employees with internal chats and access to thousands of professionals through company curated groups.

“By partnering with Bizfleunce, we instantly gained a critical component and advantage that other employer-based platforms don’t offer,” stated Noah Davis, President of ProBility. “Bizfluence will provide a direct messaging platform instantly tapping into their thousands of active professionals. Bizfluence will also be building internal community groups for trade professionals and employers who wish to keep their employees socially active within their organization. A number of our customers have already expressed interest in the addition of our internal corporate messaging platform and community groups powered through Bizfluence.”

Bizfluence is quickly becoming a significant social/productivity platform for business professionals with a highly active user base since many are looking for a platform that is more business focused than LinkedIn.

“We are extremely excited to be working with Upstryve and its significant access to trade professionals, as well as corporations. Upstryve users will be able to access our growing active users and help establish many community-focused groups, as well as get access to our developing suite of professional tools and business marketplace,” stated Joel Wolh, CEO of Bizfluence. “Our users are excited not only about networking and meeting new contacts every day but also at the endless possibilities to transact and conduct business and professional activities via Bizfluence. It’s amazing to already be seeing so many success stories of professionals growing their businesses through our platform.”

The Company’s goal of transitioning many of its corporate customers onto its online platform will be bolstered with the addition of a social media platform designed specifically for working professionals and community focused groups available for like-minded professionals to join. The Company expects to roll out its enhanced version to its customers within the next few months.

About Bizfluence, Inc.

Launched in August 2020, Bizfluence is a robust networking platform for small and medium businesses, and has seen exceptional growth, while quickly attracting nearly 10,000 active users and 35,000 professional posts. Founders, Jacob Davis and Joel Wolh, opened the initial segment of the company’s crowdfunding campaign to Bizfluence users, providing them with a partnership opportunity as the platform continues to grow at an impressive pace. Eliminating the noise and fluff of networking and social media platforms, Bizfluence has distinguished itself with its focus on creating relationships to promote transactions and other business opportunities. SMBs are joining Bizfluence, eager to take advantage of its many business tools as they interact with other platform members. For more information, visit www.bizfluenceapp.com

About Upstryve Inc.

Upstryve is a tutoring platform dedicated to providing aspiring professionals an affordable all-encompassing learning experience. Upstryve provides one-on-one contractor license exam preparation for professionals to confidently pass their state or national exams and obtain their contractor license. Its platform links aspiring trade professionals with expert trade tutors and instructors who have years of experience in the field. Students work with tutors who guide them through typical struggles and help them gain the confidence they need before exam day. Its instructors specialize in exam preparation for all construction and trades, National Trade Association Exams, Contractors, Electricians, Plumbing, HVAC, Engineering, Healthcare, Utilities and more. Upstryve offers existing industry experts to earn from three sources: hourly tutoring at their desired hourly rate, affiliated sales of study materials and the ability to publish study materials, test questions and specialized courses through its publishing platform. For more information, visit www.upstryve.com.

About ProBility Media Corp.

ProBility Media Corp. is an industrial education and training technology company headquartered in Coconut Creek, Florida, offering online education and in person programs including training in a variety of vocational industries. ProBility is executing a disruptive strategy of defragmenting the education and training marketplace by offering high quality training courses and materials to prepare the workforce for excellence. ProBility services customers from the individual to the small business to the enterprise level corporation. For more information, visit www.ProBilityMedia.com.

Forward-Looking Statements

This Press Release may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect the Company’s current beliefs and are based upon information currently available to it. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause the Company’s actual results, performance, or achievements to differ materially from those expressed in or implied by such statements. The Company undertakes no obligation to update or advise in the event of any change, addition or alteration to the information included in this Press Release including such forward-looking statements, except as required by federal securities laws.

SOURCE ProBility Media Corp.

Related Links

http://www.ProBilityMedia.com